Exhibit 99.1

Air Lease Corporation Announces Second Quarter 2016 Results

Los Angeles, California, August 4, 2016 — Air Lease Corporation (ALC) (NYSE: AL) announced quarterly financial results for the three and six months ended June 30, 2016. Items of note include:

•

Generated quarterly diluted EPS of $0.84 for the three months ended June 30, 2016, an increase of 20.0% as compared to the three months ended June 30, 2015. Generated quarterly adjusted diluted EPS before income taxes of $1.39 for the three months ended June 30, 2016, an increase of 16.8% as compared to the three months ended June 30, 2015.

•	Generated record quarterly revenues of $350.1 million for the three months ended June 30, 2016, an increase of 14.9% as compared to $304.7 million for the three months ended June 30, 2015.
•

Generated quarterly net income of $91.8 million with a pre-tax margin of 40.6% for the three months ended June 30, 2016 as compared to $76.1 million with a pre-tax margin of 38.8% for the three months ended June 30, 2015. Generated quarterly adjusted net income before income taxes of $152.2 million with an adjusted margin of 43.7% for the three months ended June 30, 2016 as compared to $130.4 million with an adjusted margin of 42.8% for the three months ended June 30, 2015.

•	Placed 91% of our order book on long-term leases for aircraft delivering through 2018 and 80% through 2019.
•	Purchased $897.4 million in aircraft during the quarter, including 13 aircraft from our order book and three incremental aircraft.
•	Entered into an agreement to sell 25 Embraer E190 and E175 aircraft to Nordic Aviation Capital A/S ("NAC") and expect the sale of the aircraft to be completed by the first quarter of 2017.
•	Completed a senior unsecured notes offering in April 2016, issuing $600 million at 3.375%, maturing in 2021.
•

Completed an amendment to our Syndicated Unsecured Revolving Credit Facility increasing the capacity by approximately $350 million to $3.1 billion and extending the final maturity to May 2020 with an interest rate of LIBOR plus 1.25%.

•	Declared a quarterly cash dividend of $0.05 per share on our outstanding common stock to be paid on October 6, 2016, to holders of record of our common stock as of September 12, 2016.

The following table summarizes the results for the three and six months ended June 30, 2016 and 2015 (in thousands, except share amounts):

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	$ change	% change	2016	2015	$ change	% change
Revenues	$350,139	$304,702	$45,437	14.9%	$693,467	$583,017	$110,450	18.9%
Income before taxes	$142,271	$118,164	$24,107	20.4%	$286,262	$148,138	$138,124	93.2%
Net income	$91,803	$76,118	$15,685	20.6%	$184,661	$95,450	$89,211	93.5%
Adjusted net income before income taxes(1)	$152,160	$130,423	$21,737	16.7%	$303,301	$243,225	$60,076	24.7%
Diluted EPS	$0.84	$0.70	$0.14	20.0%	$1.69	$0.89	$0.80	89.9%
Adjusted diluted EPS before income taxes(1)	$1.39	$1.19	$0.20	16.8%	$2.77	$2.22	$0.55	24.8%

(1)

Adjusted net income before income taxes and adjusted diluted earnings per share before income taxes have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income before income taxes and adjusted diluted EPS before income taxes.

“We had another strong quarter, with our business continuing to deliver record revenues.  Our customers continue to perform well.  The sale of our ATR and E-jet fleet to NAC is progressing on track. Demand for our used aircraft remains robust.  We remain watchful of OEM and airline capacity discipline, and we look forward to any and all opportunities that may arise,” said John L. Plueger, Chief Executive Officer and President.

“Airlines continue to take long term views about traffic flows and fleet modernization.  It has always been the case that some airlines have over-ordered and others have under-ordered. We balance this landscape by shifting jets across the global marketplace.  Our strong and diverse customer base, best in class fleet of aircraft, and conservative financial structure will serve us well in an ever evolving marketplace,” said Steven F. Udvar-Házy, Executive Chairman of the Board.

Flight Equipment Portfolio

As of June 30, 2016, our fleet was comprised of 245 owned aircraft, with a weighted-average age and remaining lease term of 3.7 years and 7.0 years, respectively, and 33 managed aircraft.  We have a globally diversified customer base of 91 airlines in 53 countries.

During the quarter ended June 30, 2016, we took delivery of 13 aircraft from our order book, acquired three incremental aircraft and sold 10 aircraft from our operating lease portfolio.

Below are the key portfolio metrics of our fleet:

	June 30, 2016	December 31, 2015
Owned fleet	245	240
Managed fleet	33	29
Order book	377	389

Weighted-average fleet age(1)	3.7 years	3.6 years
Weighted-average remaining lease term(1)	7.0 years	7.2 years
Aggregate fleet net book value	$11.7 billion	$10.8 billion

(1)	Weighted-average fleet age and remaining lease term calculated based on net book value.

The following table details the regional concentration of our fleet:

	June 30, 2016	December 31, 2015
Region	% of Net Book Value	% of Net Book Value
Europe	29.5%	30.0%
Asia (excluding China)	22.7%	21.4%
China	22.6%	22.6%
The Middle East and Africa	8.6%	9.5%
Central America, South America and Mexico	7.7%	8.5%
U.S. and Canada	4.9%	4.1%
Pacific, Australia, New Zealand	4.0%	3.9%
Total	100.0%	100.0%

The following table details the composition of our fleet by aircraft type:

	June 30, 2016		December 31, 2015
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319/320/321	75	30.6%	68	28.5%
Airbus A330-200/300	22	8.9%	21	8.8%
Boeing 737-700/800	101	41.3%	87	36.2%
Boeing 767-300ER	1	0.4%	1	0.4%
Boeing 777-200ER	1	0.4%	1	0.4%
Boeing 777-300ER	19	7.8%	17	7.1%
Boeing 787-9	1	0.4%	—	—%
Embraer E175/190	22	9.0%	26	10.8%
ATR 42/72-600	3	1.2%	19	7.8%
Total	245	100.0%	240	100.0%

Debt Financing Activities

We ended the second quarter of 2016 with total debt, net of discounts and issuance costs, of $8.4 billion resulting in a debt to equity ratio of  2.63:1 and available liquidity of $1.6 billion.

Our debt financing was comprised of unsecured debt of $7.7 billion, representing 91.2% of our debt portfolio as of June 30, 2016 as compared to 88.4% as of December 31, 2015.  Our fixed rate debt represented 71.7% of our debt portfolio as of June 30, 2016 as compared to 78.7% as of December 31, 2015.  Our composite cost of funds decreased to 3.33% as of June 30, 2016 as compared to 3.59% as of December 31, 2015.

The Company’s debt financing was comprised of the following at June 30, 2016 and December 31, 2015 (dollars in thousands):

	June 30, 2016	December 31, 2015
Unsecured
Senior notes	$5,656,343	$5,677,769
Revolving credit facility	1,658,000	720,000
Term financings	215,492	292,788
Convertible senior notes	200,000	200,000
Total unsecured debt financing	7,729,835	6,890,557
Secured
Term financings	689,601	477,231
Warehouse facility	—	372,423
Export credit financing	54,902	58,229
Total secured debt financing	744,503	907,883

Total debt financing	8,474,338	7,798,440
Less: Debt discounts and issuance costs	(83,872)	(86,019)
Debt financing, net of discounts and issuance costs	$8,390,466	$7,712,421
Selected interest rates and ratios:
Composite interest rate(1)	3.33%	3.59%
Composite interest rate on fixed-rate debt(1)	3.92%	4.04%
Percentage of total debt at fixed-rate	71.66%	78.70%

(1)	This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on August 4, 2016 at 4:30 PM Eastern Time to discuss the Company's financial results for the second quarter of 2016.

Investors can participate in the conference call by dialing (855) 308-8321 domestic or (330) 863-3465 international. The passcode for the call is 42459791.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 7:30 PM ET on August 4, 2016 until 7:30 PM ET August 11, 2016. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 42459791.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC's website at www.airleasecorp.com.

Contact

Investors:
Ryan McKenna
Vice President
Email: rmckenna@airleasecorp.com

Media:
Laura St. John
Manager, Media and Investor Relations
Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;
•	our inability to sell aircraft on favorable terms;
•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to obtain refinancing prior to the time our debt matures;
•	impaired financial condition and liquidity of our lessees;
•	deterioration of economic conditions in the commercial aviation industry generally;
•	increased maintenance, operating or other expenses or changes in the timing thereof;
•	changes in the regulatory environment;
•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and
•	the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$172,734	$156,675
Restricted cash	24,390	16,528
Flight equipment subject to operating leases	13,096,222	12,026,798
Less accumulated depreciation	(1,398,298)	(1,213,323)
	11,697,924	10,813,475
Deposits on flight equipment purchases	1,132,782	1,071,035
Other assets	312,340	297,385
Total assets	$13,340,170	$12,355,098
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$227,216	$215,983
Debt financing, net of discounts and issuance costs	8,390,466	7,712,421
Security deposits and maintenance reserves on flight equipment leases	868,101	853,330
Rentals received in advance	95,041	91,485
Deferred tax liability	563,817	461,967
Total liabilities	$10,144,641	$9,335,186
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 102,842,461 and 102,582,669 shares at June 30, 2016 and December 31, 2015, respectively	1,010	1,010
Class B Non-Voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,228,617	2,227,376
Retained earnings	965,902	791,526
Total shareholders’ equity	$3,195,529	$3,019,912
Total liabilities and shareholders’ equity	$13,340,170	$12,355,098

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)
Revenues
Rental of flight equipment	$327,313	$286,761	$644,511	$556,017
Aircraft sales, trading and other	22,826	17,941	48,956	27,000
Total revenues	350,139	304,702	693,467	583,017
Expenses
Interest	63,190	58,148	124,150	113,551
Amortization of debt discounts and issuance costs	7,388	7,681	14,549	15,363
Interest expense	70,578	65,829	138,699	128,914
Depreciation of flight equipment	112,136	98,402	220,711	189,414
Settlement	—	—	—	72,000
Selling, general and administrative	20,653	17,729	40,055	36,827
Stock-based compensation	4,501	4,578	7,740	7,724
Total expenses	207,868	186,538	407,205	434,879
Income before taxes	142,271	118,164	286,262	148,138
Income tax expense	(50,468)	(42,046)	(101,601)	(52,688)
Net income	$91,803	$76,118	$184,661	$95,450

Net income per share of Class A and B common stock
Basic	$0.89	$0.74	$1.80	$0.93
Diluted	$0.84	$0.70	$1.69	$0.89
Weighted-average shares outstanding
Basic	102,837,443	102,571,600	102,758,427	102,513,642
Diluted	110,839,180	110,737,844	110,710,174	110,645,314

Other financial data
Pre-tax profit margin	40.6%	38.8%	41.3%	25.4%
Adjusted net income before income taxes(1)	$152,160	$130,423	$303,301	$243,225
Adjusted margin(1)	43.7%	42.8%	44.1%	41.7%
Adjusted diluted earnings per share before income taxes(1)	$1.39	$1.19	$2.77	$2.22

(1)

Adjusted net income before income taxes (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items), adjusted margin (defined as adjusted net income before income taxes divided by total revenues, excluding insurance recoveries) and adjusted diluted earnings per share before income taxes (defined as adjusted net income before income taxes divided by the weighted average diluted common shares outstanding) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, pre-tax profit margin, earnings per share, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income before income taxes, adjusted margin and adjusted diluted earnings per share before income taxes, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income before income taxes, adjusted margin and adjusted diluted earnings per share before income taxes to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income before income taxes, adjusted margin

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

and adjusted diluted earnings per share before income taxes, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income before income taxes, adjusted margin and adjusted diluted earnings per share before income taxes do not reflect our cash expenditures or changes in or cash requirements for our working capital needs.  In addition, our calculation of adjusted net income before income taxes, adjusted margin and adjusted diluted earnings per share before income taxes may differ from the adjusted net income before income taxes, adjusted margin and adjusted diluted earnings per share before income taxes or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following tables show the reconciliation of net income to adjusted net income before income taxes and adjusted margin (in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of net income to adjusted net income before income taxes:	(unaudited)
Net income	$91,803	$76,118	$184,661	$95,450
Amortization of debt discounts and issuance costs	7,388	7,681	14,549	15,363
Stock-based compensation	4,501	4,578	7,740	7,724
Settlement	—	—	—	72,000
Insurance recovery on settlement	(2,000)	—	(5,250)	—
Provision for income taxes	50,468	42,046	101,601	52,688
Adjusted net income before income taxes	$152,160	$130,423	$303,301	$243,225
Adjusted margin(1)	43.7%	42.8%	44.1%	41.7%

(1)	Adjusted margin is adjusted net income before income taxes divided by total revenues, excluding insurance recoveries.

The following table shows the reconciliation of net income to adjusted diluted earnings per share before income taxes (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of net income to adjusted diluted earnings per share before income taxes:	(unaudited)
Net income	$91,803	$76,118	$184,661	$95,450
Amortization of debt discounts and issuance costs	7,388	7,681	14,549	15,363
Stock-based compensation	4,501	4,578	7,740	7,724
Settlement	—	—	—	72,000
Insurance recovery on settlement	(2,000)	—	(5,250)	—
Provision for income taxes	50,468	42,046	101,601	52,688
Adjusted net income before income taxes	$152,160	$130,423	$303,301	$243,225
Assumed conversion of convertible senior notes	1,455	1,446	2,909	2,877
Adjusted net income before income taxes plus assumed conversions	$153,615	$131,869	$306,210	$246,102
Weighted-average diluted shares outstanding	110,839,180	110,737,844	110,710,174	110,645,314
Adjusted diluted earnings per share before income taxes	$1.39	$1.19	$2.77	$2.22

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2016	2015
	(unaudited)
Operating Activities
Net income	$184,661	$95,450
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	220,711	189,414
Settlement	—	36,000
Stock-based compensation	7,740	7,724
Deferred taxes	101,601	52,696
Amortization of debt discounts and issuance costs	14,549	15,363
Gain on aircraft sales, trading and other activity	(37,713)	(23,987)
Changes in operating assets and liabilities:
Other assets	2,367	21,124
Accrued interest and other payables	7,298	2,331
Rentals received in advance	3,556	5,938
Net cash provided by operating activities	504,770	402,053
Investing Activities
Acquisition of flight equipment under operating lease	(1,138,130)	(1,336,979)
Payments for deposits on flight equipment purchases	(437,721)	(362,578)
Proceeds from aircraft sales, trading and other activity	507,202	668,989
Acquisition of furnishings, equipment and other assets	(117,132)	(129,472)
Net cash used in investing activities	(1,185,781)	(1,160,040)
Financing Activities
Issuance of common stock upon exercise of options	—	40
Cash dividends paid	(10,271)	(8,198)
Tax withholdings on stock-based compensation	(5,890)	(5,302)
Net change in unsecured revolving facilities	938,000	126,000
Proceeds from debt financings	690,754	712,134
Payments in reduction of debt financings	(962,403)	(260,812)
Net change in restricted cash	(7,862)	(1,064)
Debt issuance costs	(3,157)	(3,223)
Security deposits and maintenance reserve receipts	93,261	90,936
Security deposits and maintenance reserve disbursements	(35,362)	(12,354)
Net cash provided by financing activities	697,070	638,157
Net increase/(decrease) in cash	16,059	(119,830)
Cash and cash equivalents at beginning of period	156,675	282,819
Cash and cash equivalents at end of period	$172,734	$162,989
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $19,521 and $20,702 at June 30, 2016 and 2015, respectively	$151,165	$121,767
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$525,991	$664,128
Cash dividends declared, not yet paid	$5,142	$4,103